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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in this Amendment No. 2, to Registration Statement No. 333-121937 on Form S-3 of our reports dated June 4, 2004, relating to the financial statements and financial statement schedules of Universal Compression Holdings, Inc. appearing in the Annual Report on Form 10-K of Universal Compression Holdings, Inc. for the year ended March 31, 2004, and to the reference to us under the heading "Experts" in the Prospectus, which is part of such Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Houston, TX
March 4, 2005

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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM